UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

Arax Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30 N Gould St, Sheridan, WY 82801

Registrant’s telephone number, including area code: (206) 353-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments. On August 31st, 2021, Arax Holding Corp. (“Registrant”) appointed Christopher D. Strachan, as Registrant’s Chief Financial Officer. Registrant and Mr. Strachan are currently negotiating employment agreements.

Chief Financial Officer Appointment. Christopher Strachan joined Registrant as its Chief Financial Officer on August 31st, 2021. Mr. Strachan is an accomplished CFO, CEO, and manager with 35 years in corporate operations, marketing, securities, finance and 25 years of executive management experience. He has worked largely with developing and startup corporations, where he has honed his skills. For the past five years, Mr. Strachan has served as the CFO for Diego Pellicer Worldwide, Inc. a publicly traded company in the real estate and retail sales industry. President of Helisports LLC, a business development consulting company. In addition, he served as the CEO of Rhodes Architectural Stone from 2011 to 2012, the Director of Marketing and Sales of Glasair Aviation from 2012 to 2014 and the Director of Flight Operations and R&D at RotorWay Helicopters from 2009 to 2011. Mr. Strachan received his Bachelor of Science degree in accounting and economics from the University of the Witwatersrand, Johannesburg, South Africa, participated in the Professional Pilot Program at Salt Lake Community College and attended Brigham Young University, studying International Finance. On the basis of his financial background, experience and operational skills, Mr. Strachan is qualified to serve as the CFO of Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

September 9, 2021	By:	/s/ Michael Loubser
Chief Executive Officer